SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 --------------------------

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(B) OR (G) OF THE

SECURITIES EXCHANGE ACT OF 1934

VANGUARD SCOTTSDALE FUNDS

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

STATE OF DELAWARE		SEE BELOW
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(STATE OF INCORPORATION OF ORGANIZATION)		(IRS EMPLOYER
IDENTIFICATION NO.)

C/O	VANGUARD SCOTTSDALE FUNDS
	P.O. BOX 2600	19482
	VALLEY FORGE, PA	(ZIP CODE)
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered:	Exchange	I.R.S. Employer
Identification Number
Vanguard Short-Term Government Bond ETF	Nasdaq	27-0840999
Vanguard Intermediate-Term Government
Bond ETF	Nasdaq	27-0841033
Vanguard Long-Term Government Bond ETF	Nasdaq	27-0841106
Vanguard Short-Term Corporate Bond ETF	Nasdaq	27-0841147
Vanguard Intermediate-Term Corporate
Bond ETF	Nasdaq	27-0841203
Vanguard Long-Term Corporate Bond ETF	Nasdaq	27-0841260
Vanguard Mortgage-Backed Securities ETF	Nasdaq	27-0841346

     If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

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     If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates: 333-11763

Securities to be registered pursuant to Section 12(g) of the Act: None

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

     Reference is made to the Registrant's Post-Effective Amendment Nos. 43 and 45 to the Registration Statement on Form N-1A (Securities Act file number 333-11763 and Investment Company Act file number 811-7803, respectively (collectively, the "Registration Statement")), which is incorporated herein by reference.

ITEM 2. EXHIBITS

1.	Registrant's Agreement and Declaration of Trust, incorporated herein by reference to Exhibit (a) to the Registration Statement.
2.	Registrant's By-Laws, incorporated herein by reference to Exhibit (b) to the Registration Statement.
3.	Form of Global Certificate for the Registrant's Securities is filed herewith.

SIGNATURES

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VANGUARD SCOTTSDALE FUNDS

DATE: November 19, 2009	By: /s/Heidi Stam Heidi Stam Secretary

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